Exhibit 26-(n) - Consent of Independent Auditors - Ernst & Young, LLP

Exhibit 26-(n) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our report dated March 22, 2004, with respect to the statutory-basis financial statements of ReliaStar Life Insurance Company as of December 31, 2003 and 2002 and for the years then ended, and to the use of our report dated March 15, 2004, with respect to the statement of assets and liabilities of ReliaStar Select*Life Variable Account as of December 31, 2003, and the related statement of operations for the year then ended, and the statements of changes in net assets for each of the two years in the period then ended, included in Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Form N-6 No. 333-105319) and the related Prospectus and Statement of Additional Information of ReliaStar Select*Life Variable Account.

/s/ Ernst & Young, LLP

Atlanta, Georgia
April 12, 2004